As filed with the Securities and Exchange Commission on September 30, 1999.

                                            Registration No. 333-
===============================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                      _______________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                      _______________________

                       AlliedSignal Inc.
     (Exact name of registrant as specified in its charter)

                 Delaware                             22-2640650
        (State or other jurisdiction               (I.R.S.Employer
      of incorporation or organization)          Identification Number)

              P.O. Box 4000
           Morristown, New Jersey                      07962-2497
   (Address of Principal Executive Offices)            (Zip Code)

                 ___________________________________

                    AlliedSignal Savings Plan
                    (Full title of the plan)
                 ___________________________________

                    PETER M. KREINDLER, ESQ.
      Senior Vice President, General Counsel and Secretary
                       AlliedSignal Inc.
                       101 Columbia Road
             Morris Township, New Jersey 07962-2497
            (Name and address of agent for service)
                        (973) 455-2000
  (Telephone number, including area code of agent for service)

                ____________________________________

                CALCULATION OF REGISTRATION FEE

                                     Proposed    Proposed
    Title of                         maximum     maximum
   securities                        offering    aggregate     Amount of
     to be          Amount to        price per   offering      registration
 registered (1)     be registered    share (2)   price (2)     fee (2)

Common Stock, par
value $1.00 per
share (3)           6,000,000 sh.    $58.125   $348,750,000     $96,952.50


(1) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.
(2) Estimated in accordance with Rule 457(h) of the Act, solely for the purpose of calculating the registration fee. $58.125 represents the average of the high and low sales prices of common stock on the New York Stock Exchange Composite Tape on September 24, 1999.
(3) The shares of common stock being registered consist of shares of common stock to be acquired by the plan trustee pursuant to the plan for the account of participants.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part
I of Form S-8 will be sent or given to participants in the AlliedSignal Savings Plan as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act of 1933.

     Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents have been filed by AlliedSignal Inc.
or the AlliedSignal Savings Plan with the SEC and are incorporated herein by reference:

       (a) AlliedSignal's Annual Report on Form 10-
           K for the year ended December 31, 1998;

       (b) AlliedSignal's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999;

       (c) AlliedSignal's Current Reports on Form 8-K filed on June 8 (as amended on Form 8-K/A filed on July 16, 1999), July 16 and September 2, 1999;

       (d) the description of AlliedSignal's common stock set forth in AlliedSignal's Registration Statement on Form 8-B filed on August 16, 1985; and

       (e) the AlliedSignal Savings Plan's Annual Report on Form 11-K for the plan year ended December 30, 1998.

      All documents filed by AlliedSignal or the AlliedSignal Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to completion of the offering of the securities registered under this registration statement shall be incorporated by reference in this registration statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in a subsequently filed document which also is incorporated by reference in this registration statement modifies or supersedes the earlier statement.

      AlliedSignal's consolidated financial statements incorporated in this registration statement by reference to AlliedSignal's Annual Report on Form 10-K for the year ended December 31, 1998 and the AlliedSignal Savings Plan's financial statements incorporated in this registration statement by reference to the AlliedSignal Savings Plan's Annual Report on Form 11-K for the plan year ended December 30, 1998, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given upon their authority as experts in auditing and accounting.

   With respect to the unaudited consolidated financial information of AlliedSignal for the three-month periods ended March 31, 1999 and 1998 and the three-month and six-month periods ended June 30, 1999 and 1998 incorporated by reference in this registration statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 13, 1999 and August 11, 1999 incorporated by reference in this registration statement, state that they did not audit and did not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a 'report' or a 'part' of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.


Item 4. Description of Securities

   The securities to be offered are registered under Section
12(b) of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel

   The legality of the common stock offered hereby has been passed upon by J. Edward Smith, Assistant General Counsel, Corporate and Finance, of AlliedSignal. Mr. Smith beneficially owns shares of AlliedSignal common stock and has options to purchase shares of AlliedSignal common stock.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive or other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duly of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

  Under Article ELEVENTH of AlliedSignal's Restated Certificate of Incorporation, each person who is or was a director or officer of AlliedSignal, and each director or officer of AlliedSignal who serves or served any other enterprise or organization at the request of AlliedSignal, shall be indemnified by AlliedSignal to the full extent permitted by the DGCL.

  Under the DGCL, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of AlliedSignal, or serves or served any other enterprise or organization at the request of AlliedSignal, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

  If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of AlliedSignal, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

  If unsuccessful in defense of a suit brought by or in the right of AlliedSignal, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of AlliedSignal except that if such person is adjudged to be liable in such suit to AlliedSignal, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

  In addition, AlliedSignal maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

Item 7. Exemption from Registration Claimed

   Not Applicable

Item 8. Exhibits

    Exhibit
      No.                             Description
      ___                             ___________

     4.1  AlliedSignal's Restated Certificate of
          Incorporation, as amended (incorporated by reference to Exhibit 3(i) to AlliedSignal's Form 10-Q for the quarter ended March 31, 1997 and to Exhibit 3(i) to AlliedSignal's Form 8-K filed September 2, 1999).

     4.2 AlliedSignal's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to AlliedSignal's Form 10-Q for the quarter ended March 31, 1996).

     5 Opinion of J. Edward Smith, Esq., with respect to the legality of the securities being registered hereby
          (filed herewith).

     15 Independent Accountants' Acknowledgment Letter as to the incorporation of their reports relating to unaudited interim financial information (filed herewith).

     23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).

     23.2 The consent of J. Edward Smith, Esq. is contained in his opinion filed as Exhibit 5 to this registration statement.

     24   Powers of Attorney (filed herewith).

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by
            Section 10(a)(3) of the Securities Act.

            (ii)  To reflect in the prospectus any
            facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information
            with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

    Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 30th day of September, 1999.

                                           AlliedSignal Inc.



                                           By: /s/ Richard F.Wallman
                                               _____________________
                                               Richard F. Wallman
                                               Senior Vice President and
                                               Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                         Title                     Date
            ____                         _____                     ____

              *                   Director, Chairman of the
____________________________      Board and Chief Executive
      (Lawrence A. Bossidy)       Officer



              *                   Director
______________________________
      (Hans W. Becherer)


              *                   Director
_______________________________
      (Marshall N. Carter)


              *                   Director
_______________________________
        (Ann M. Fudge)


              *                   Director
_______________________________
      (Robert P. Luciano)


              *                   Director
_______________________________
      (Robert B. Palmer)


              *                   Director
_______________________________
      (Russell E. Palmer)


              *                   Director
_______________________________
      (Frederic M. Poses)


              *                   Director
_______________________________
     (Ivan G. Seidenberg)

              *                   Director
______________________________
       (Andrew C. Sigler)


              *                   Director
_____________________________
       (John R. Stafford)


              *                   Director
_____________________________
     (Thomas P. Stafford)


              *                   Director
_____________________________
     (Robert C. Winters)


              *                   Director
_____________________________
      (Henry T. Yang)


    /s/ Richard F. Wallman    Senior Vice President and      September 30, 1999
  _________________________   Chief Financial Officer
     (Richard F. Wallman)     (Principal Financial Officer)


  /s/ Richard J. Diemer, Jr.   Vice President and            September 30, 1999
  __________________________   Controller (Principal
   (Richard J. Diemer, Jr.)    Accounting Officer)


*By: /s/ Peter M. Kreindler                                  September 30, 1999
    _______________________
      (Peter M. Kreindler,
       Attorney-in-Fact)

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 30th day of September, 1999.

                                 AlliedSignal Savings Plan



                                 By: /s/ R. Peter Mercer
                                     ________________________
                                     R. Peter Mercer
                                     Vice President, Human Resource Operations

                             EXHIBIT INDEX
Exhibit
 No.                          Description                     Page
_______                       ___________                     ____

4.1  AlliedSignal's Restated Certificate of
     Incorporation, as amended (incorporated by reference to Exhibit 3(i) to AlliedSignal's Form
     10-Q for the quarter ended March 31, 1997 and to
     Exhibit 3(i) to AlliedSignal's Form 8-K filed
     September 2, 1999).

4.2 AlliedSignal's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to AlliedSignal's
     Form 10-Q for the quarter ended March 31, 1996).

5 Opinion of J. Edward Smith, Esq., with respect to the legality of the securities being registered hereby (filed herewith).

15 Independent Accountants' Acknowledgment Letter as to the incorporation of their reports relating to unaudited interim financial information (filed herewith).

23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2 The consent of J. Edward Smith, Esq. is contained in his opinion filed as Exhibit 5 to this registration statement.

24   Powers of Attorney (filed herewith).